Credit Suisse Group AG
Credit Suisse AG

Organizational Guidelines and Regulations

February 11, 2021

Valid as of February 11, 2021.
This OGR was approved by the Board of Directors of Credit Suisse Group AG and Credit Suisse AG as well as by FINMA on February 11, 2021.

Abbreviations and definitions
Preamble
Corporate governance
Group
CSG
Governance principles
Business
Divisions
Swiss Universal Bank
APAC
International Wealth Management
Investment Banking
I. Introduction
1. Scope and content
2. Approval procedures for urgent business matters
II. Board of Directors
3. Organization
4. Chairman
5. Responsibilities and authorities
6. Monitoring, access to information, reports
7. Committees
8. Governance and Nominations Committee
9. Audit Committee
10. Compensation Committee
11. Risk Committee
11a. Credit Risk Review
12. Conduct and Financial Crime Control Committee
III. Management organization
13. General provisions
14. Chief Executive Officer
15. Executive Board
15a. ExB Risk Forum
16. ExB committees
IV. Corporate Functions
17. General provisions
18. Chief Operating Officer
19. Chief Financial Officer
20. General Counsel
21. Chief Risk and Compliance Officer
22. Sustainability, Research and Investment Solutions
23. Human Resources
V. Divisions
24. General provisions
25. Divisional CEOs
26. Divisional Management Committee
27. Divisional Risk Management Committee
VI. Subsidiary and branch governance
28. Subsidiary governance
29. Branch governance
VII. Internal Audit
30. Internal Audit
VIII. Special provisions
31. Conflicts of interest
32. Titles, signing authorities and powers of attorney
33. Meetings and minutes
34. Financial year
Annex A – Approval authorities
I. Authority for credit transactions and credit limits
1. General provisions
2. Approval authorities
II. Authority for country limits
3. Approval authorities
III. Trading activities
4. Trading activities
IV. Illiquid investments
5. General provisions
6. Approval authorities
V. Formations, liquidations, mergers, acquisitions, divestitures, long-term participations and other actions and transactions, legal cases
7. General provisions
8. Formation and liquidation of subsidiaries
9. Merger, consolidation or similar transaction; acquisition or divestiture of a subsidiary, interest in a subsidiary or assets constituting a business
10. Acquisition or divestiture of a long-term participation
11. Establishment or closure of branches and representative offices
11b. Legal cases
12. Approval authorities
VI. Reputational risks
13. Reputational risk management
VII. Financing matters and capital expenditures
14. Financing of CSG, CS and its subsidiaries
15. Capital expenditures
Annex B – Approval authorities for Credit Suisse Group AG specific matters
I. Capital structure of CSG
1. Ordinary, authorized, conditional and conversion capital
II. Share register
ANNEX C – CORPORATE BODIES

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Abbreviations and definitions
AC Audit Committee
AGM Annual General Meeting
ALM Asset and Liability Management
ANL Analyst
AoA Articles of Association
APAC Division Asia Pacific
ASO Associate
AVP Assistant Vice President
BCM Business Continuity Management
BoD Board of Directors
CARMC Capital Allocation and Risk Management Committee
CC Compensation Committee
CEB Group Conduct and Ethics Board
CEO Chief Executive Officer
CFCCC Conduct and Financial Crime Control Committee
CFO Chief Financial Officer
Chairman Chairman of the BoD
COO Chief Operating Officer
Corporate The areas of responsibility allocated to the COO, CFO, GC,
Functions CRCO, CEO of SRI and Global Head of HR
CRM Credit Risk Management
CRCO Chief Risk and Compliance Officer
CS Credit Suisse AG
CS AG Parent Credit Suisse AG incl. its branches and representative offices, but not its directly and indirectly held subsidiaries
CSG Credit Suisse Group AG
DCCO Deputy Chief Compliance Officer
DIR Director
Divisional Divisional Chief Compliance Officers
CCOs
EMEA Europe, Middle East, Africa
ExB Executive Board
FINMA Swiss Financial Market Supervisory Authority FINMA
GC General Counsel
GNC Governance and Nominations Committee
Group CSG and all its direct and indirect subsidiaries
HR Human Resources
IB Investment Banking
ICS Internal Control System
IT Information Technology
MC Management Committee
MDA Managing Director Senior Advisor
MDR Managing Director
OGR Organizational Guidelines and Regulations

PCR Position and Client Risk
RC Risk Committee
RMC Divisional Risk Management Committee
RPSC Risk Processes and Standards Committee
RWA Risk Weighted Assets
SOX United States Sarbanes-Oxley Act of 2002
SRI Sustainability, Research and Investment Solutions
Swiss UB Swiss Universal Bank
VaR Value-at-Risk
VARMC Valuation Risk Management Committee
VP Vice President
Notes:
■ The titles and functions used in this document apply to both genders.
■ The German version of these Regulations shall prevail in an event of any conflict of interpretation.

Preamble
Corporate governance
Together with the Articles of Association, the Code of Conduct, the BoD and Committee Charters, and the Compensation Policy, the OGR defines the corporate governance guidelines of the Group. These form the basis for effective and efficient corporate governance of the Group.
Group
The Group consists of CSG and all its direct and indirect subsidiaries, which together form one economic unit.
CSG
CSG is a holding company domiciled in Zurich, Switzerland. Its statutory purpose is to hold direct or indirect interest in all types of businesses in Switzerland and abroad, in particular in the areas of banking, finance, asset management and insurance. CSG sets standards for the Group to allow for an efficient and harmonized steering of the Group.
Governance principles
The governance of the Group is based on the principles of an integrated oversight and management structure with global scope. Corporate bodies and officers are, subject to applicable local laws, regulations and best practice standards, bound to ensure transparency and collaboration throughout the Group, in particular through the appropriate flow of information and cooperation within and across all businesses and organizational structures. In addition, it is an important principle that conflicting interests shall, to the extent possible, be avoided, disclosed and aligned.
Business
The Group is engaged in the banking business, which is primarily performed through CS and its major subsidiaries (Credit Suisse (Schweiz) AG, Credit Suisse International/Credit Suisse Securities (Europe) Limited, Credit Suisse Holdings (USA), Inc.). CS is domiciled in Zurich, Switzerland. The statutory purpose is the operation of a bank, and its scope of operations extends to all types of banking, financial, advisory, service, and trading activities in Switzerland and abroad. CS and its subsidiaries are provided with infrastructure and other services through the service company Credit Suisse Services AG, Switzerland.

Divisions
The Group is structured into four Divisions – Swiss Universal Bank; APAC; International Wealth Management; and Investment Banking – and Corporate Functions, which provide products, infrastructure and services to the Divisions, as well as perform control activities independent from the Divisions. The Divisions coordinate their business activities in collaboration with the Corporate Functions where appropriate.
Swiss Universal Bank
The Swiss Universal Bank provides a full banking platform primarily to Swiss-domiciled high net worth, ultra high net worth, retail, corporate and institutional clients.
APAC
APAC provides private and investment banking capabilities to clients in Asia Pacific to serve wealth management, corporate and institutional clients.
International Wealth Management
International Wealth Management provides (1) private and wealth management capabilities to clients in Western and Eastern Europe, Latin America, the Middle East and Africa and (2) global asset management products and services to clients globally.
Investment Banking
IB is responsible for (1) the fixed income and equities sales and trading business globally; (2) coverage of corporations, financial institutions, sovereigns and financial sponsors for M&A advice, debt and equity underwriting and related solutions globally, excluding Switzerland and APAC; (3) the investment banking business contained in Banco de Investimentos Credit Suisse (Brasil) S.A.; and (4) the provision of investment banking products and solutions for ultra high net worth clients in the United States.

I. Introduction
1. Scope and content
1.1 The OGR establishes the duties and responsibilities of the BoD and its committees, the Chairman, the CEO, the ExB, and the ExB committees, as well as certain executive functions of the Group. It further establishes the duties and responsibilities of the Corporate Functions, the Divisional CEOs, the Divisional MCs, and Internal Audit.
1.2 The OGR and its regulations shall be applicable to CSG and CS. As long as the BoD and ExB of CSG and CS are mainly composed of the same persons, the meetings of the BoD respectively ExB shall be held for both companies simultaneously and with the same agenda, and the minutes of these meetings shall reflect the decisions taken for both companies, except for specific items which are different for each company (e.g. statutory financial statements, preparation of shareholder meetings). The same principle applies to the activities and meetings of the BoD committees.
1.3 To the extent permitted by local law and regulatory guidelines, the organizational regulations of the other direct and indirect subsidiaries and other enterprises owned or controlled by CSG shall reflect the same principles and rules as stated in this OGR.
1.4 CSG controls directly or indirectly all of its subsidiaries and sets standards for the Group to allow for an efficient and harmonized steering of the Group. Notwithstanding this, the legal independence of all subsidiaries and the provisions of applicable local laws, rules and regulations relating to them must be observed to the extent legally required. Each subsidiary may establish additional separate regulations to regulate business specific to such entity.
1.5 Governance bodies and officers are, subject to applicable local laws, rules and regulations, bound to ensure transparency and collaboration within the Group. Governance bodies and officers may have multiple responsibilities and reporting lines within the Group.
1.6 The responsibilities and authorities set out in these regulations including the annexes may only be delegated if expressly permitted herein or with the explicit approval or ratification by the BoD for a specific transaction or activity.
1.7 Notwithstanding any delegation of authority or approval process provided for in these regulations, no person shall participate in the approval, execution or implementation of any transaction (including the opening, closing or managing of a client’s account) or otherwise have any responsibility for or role in the execution or implementation of any such transaction, if such participation, responsibility or role would cause such person or any entity within the Group to violate any law or regulation to which such person or entity is subject.
1.8 CSG may allocate full management responsibility over its directly held subsidiaries to CS. The ExB shall decide to which extent they shall be integrated in CS’s management processes.

2. Approval procedures for urgent business matters
2.1 Should immediate action be required to ensure the conclusion of an urgent business matter, which lies in the authority of the BoD, provided that the BoD is not in a position to act in time (e.g. lack of a quorum) and there is no clear indication that the BoD would not approve the respective proposal, the matter may as an exception be approved by the Chairman. To the extent possible, available BoD members shall be consulted.
2.2 Should immediate action be required to ensure the conclusion of an urgent business matter which lies in the authority of a particular body or executive function, provided that the authorized body or executive function is not in a position to act in time and there is no clear indication that the business matter contains excessive risks or the authorized body or executive function would not approve the respective business matter, and there are no other instructions from the CEO or the responsible ExB member, the respective business matter may as an exception be approved by the body or executive function one level below the authorized body or executive function. In any event, the CEO or the responsible ExB member, to the extent possible, must be consulted.
2.3 If the procedure outlined in section 2.1 and 2.2 is applied, the BoD or the authorized body or executive function (as applicable) must be advised of such transaction or project at the earliest opportunity.

II. Board of Directors
3. Organization
3.1 The BoD shall consist of at least seven members. The BoD should be of an appropriate size bearing in mind the need for qualified composition of committees on the one hand and an efficient decision-making process on the other.
The BoD shall consist of at least a majority of independent directors as determined by the BoD taking into account the factors set forth below, the charters of the committees of the BoD and any applicable laws and regulations, in particular the SIX Exchange Directive on Information relating to Corporate Governance, the Swiss Code of Best Practice, the New York Stock Exchange Corporate Governance Listing Standards and the SOX rules.
3.2 In general, a director is considered independent, if he
■ is not, and has not been for the past three years, employed as an ExB member at CSG or any of its subsidiaries or in another significant function at the Group;
■ is not, and has not been for the past three years, an employee or affiliate of CSG’s external auditor;
■ does not, according to the BoD’s assessment, maintain a material direct or indirect business relationship with CSG or any of its subsidiaries which causes a conflict of interest due to its nature or extent;
■ is not, or has not been for the past three years, part of an interlocking directorate in which an ExB member serves on the compensation committee of another company that employs the BoD member.
BoD members with immediate family members who would not qualify as independent according to the above listed criteria shall be subject to a three-year cooling-off period for purposes of determining their independence after fulfilment of the independence criteria by the immediate family member.
3.3 The BoD shall discharge its responsibilities as a joint board or through committees elected by the AGM or appointed by the BoD respectively from among its members.
3.4 The BoD proposes to the AGM the election of the Chairman and appoints one or more Vice-Chairmen and the chairmen of the committees of the BoD from among its members for an office term of one year.
The BoD may appoint a Lead Independent Director. If the Chairman is deemed non-independent by the BoD, the BoD must appoint a Lead Independent Director. The Lead Independent Director may convene for meetings without the Chairman being present.
3.5 The BoD shall designate one or more Secretaries who need not be a member of the BoD.
3.6 A member of the BoD shall generally retire at the Annual General Meeting of the year in which he has been serving on the BoD for 12 years. Under certain circumstances the BoD may extend the limit of terms of office for a particular member of the BoD for a maximum of three years.
3.7 Subject to the applicable provisions in section 33 of this OGR, the BoD shall otherwise organize itself.

4. Chairman
4.1 The Chairman – or in his absence one of the Vice-Chairmen – presides over the meetings of the BoD. The Chairman shall prepare an agenda in advance of each meeting in coordination with the CEO.
4.2 The Chairman co-ordinates the work of the BoD and the committees and ensures that the BoD members are provided with timely information relevant for appropriately performing their duties and responsibilities.
4.3 The Chairman leads the preparations of the AGM and oversees the implementation of the resolutions taken by shareholders.
4.4 The Chairman challenges and supports the CEO and the ExB in developing the strategic business plans and financial objectives of the Group. The Chairman is also actively involved in establishing succession plans for the CEO and other key management positions. Within the scope of his duties of overall direction and supervision, the Chairman may attend meetings of the ExB, however not on a regular basis, but has no voting rights.
4.5 The Chairman represents the Group and the BoD to shareholders, customers, employees, and other stakeholders.
4.6 The Chairman is supported by the Chairman’s Office whose composition, duties and responsibilities he determines as deemed appropriate.
5. Responsibilities and authorities
5.1 The BoD shall be responsible for the overall direction, supervision and control of CSG, CS and its management. In particular, the members of the BoD shall jointly discharge the following actions:
5.1.1 determine the principal organization and governance of the Group;
5.1.2 establish general accounting, financial control and planning principles and policies;
5.1.3 prepare and approve the annual report, annual financial statements and the agenda of the AGM including the proposal by the BoD;
5.1.4 appoint or dismiss the CEO and the members of the ExB and grant them collective signing authority, exercisable jointly by two, for CSG and CS;
5.1.5 appoint or dismiss the Head of Internal Audit as well as appoint the regulatory auditor upon proposal by the AC;
5.1.6 approve the principles for the business policy, the objectives, the strategy, the annual business and financial plans including the principal risk management strategy for the business activities;
5.1.7 approve the risk management framework, annual risk appetite and the overall risk limits, including appetites for the strategic risk objectives, as well as specific appetites covering financial and non-financial risk;
5.1.8 approve the liquidity risk tolerances, the liquidity management strategies and key liquidity policies including the contingency funding plan;
5.1.9 approve the country limits upon proposal by the RC if not otherwise delegated (see annex A II);
5.1.10 perform and document a systematic risk analysis as the basis for an appropriate ICS and regularly review its appropriateness and efficiency;

5.1.11 supervise the implementation of appropriate processes and measures designed to ensure that employees on all levels are aware of and understand their responsibilities and tasks with regard to ICS processes;
5.1.12 approve the compensation principles, the Compensation Policy and key elements of management and employee compensation plans and amendments thereto and of significant fringe benefit or welfare plans;
5.1.13 set the overall amounts of compensation of the BoD and the ExB in accordance with Art. 20 Para. 1 of the AoA of CSG;
5.1.14 set the compensation of the individual BoD members, the CEO, and individual ExB members within the framework of the overall amounts that apply as per Art. 20 Para. 2 of the AoA of CSG;
5.1.15 approve the overall variable compensation pool and the key sub-pools;
5.1.16 appoint or dismiss the chair and the members of the BoD of the major subsidiaries of the Group and approve their remuneration, subject to local law and regulations. A policy naming the subsidiaries in scope and providing guidelines for the nomination and remuneration process shall be reviewed by the BoD on an annual basis;
5.1.17 approve the Recovery and Resolution Plans of the Group and the major subsidiaries in accordance with regulatory requirements;
5.1.18 approve actions and transactions and receive reports in accordance with annex A.
6. Monitoring, access to information, reports
6.1 The BoD shall monitor that the CEO and the ExB pursue the business policy and strategy effectively and in accordance with all applicable laws, the AoA, the Code of Conduct and all additional internal regulations, and ensure compliance with applicable laws, rules and regulations.
6.2 The members of the BoD shall have access to all information concerning the Group as far as necessary to fulfil their duties as a BoD member. The Chairman approves requests made by a member of the BoD to review internal documents outside a BoD or committee meeting. BoD members with functional duties may review any internal documents at any time without the approval of the Chairman, if needed to fulfil their functional duties.
6.3 The BoD shall receive the following reports:
6.3.1 risk reports at least on a quarterly basis providing an overview on key changes in the risk profile;
6.3.2 monthly financial reports providing an overview on the financial performance (overall and on a divisional basis), liquidity and capital adequacy;
6.3.3 regulatory reports, including the quarterly large exposure report, the annual Long Form Report issued by the external auditor, and reports on significant other regulatory issues as soon as practicable;
6.3.4 annual Comprehensive Auditor’s Report issued by the external auditor providing a summary of findings from the audits of the consolidated financial statements of CSG and CS;
6.3.5 annual Compliance Report and ICS Report;
6.3.6 periodic reports on significant human resources matters;
6.3.7 other reports on material extraordinary events and actions taken as soon as practicable;

6.3.8 all information of major subsidiaries (e.g. minutes of the BoD, reports and other information prepared for management purposes).
6.4 The Chairman may request additional reports as deemed appropriate.
7. Committees
7.1 The BoD establishes the following regular committees and approves their charters:
■ the Governance and Nominations Committee;
■ the Audit Committee;
■ the Compensation Committee;
■ the Risk Committee; and
■ the Conduct and Financial Crime Control Committee.
In addition, the BoD may establish such other committees with such other charters as the BoD deems appropriate.
7.2 The members of the Governance and Nominations Committee, Audit Committee, Risk Committee and Conduct and Financial Crime Control Committee shall be appointed for the period of one year. The committees shall organize themselves according to their charters.
7.3 The members of the Compensation Committee are to be elected individually by the AGM for an office term of one year.
7.4 The chairmen of the committees shall regularly inform the BoD on material matters discussed at the committee meetings.
8. Governance and Nominations Committee
8.1 The GNC shall consist of the Chairman, the Vice-Chairmen, the chairmen of the AC, RC, CC and CFCCC and other BoD members appointed by the BoD. It organizes itself as per the date of the AGM for one year. It may include non-independent members, however the majority of the members must qualify as independent. It shall establish its own charter to be submitted to the BoD for approval.
8.2 The GNC shall, in particular, have the following responsibilities:
8.2.1 act as counselor to the Chairman and facilitate the dialogue between the members of the BoD and the Chairman;
8.2.2 discuss with the CEO and assess any significant appointment proposal to be submitted to the BoD for approval, in particular appointments to the ExB and the appointment of the head of Internal Audit;
8.2.3 develop criteria and assess candidates for a BoD membership on the basis of a requirements profile drawn up by the GNC. The requirements profile for BoD candidates takes into account all applicable laws and provisions as well as aspects relevant for ensuring an appropriate degree of diversity. The GNC reviews both internal and external proposals and submits potential candidates to the BoD for proposal to the AGM;
8.2.4 ensure the maintenance of high standards of corporate governance and make proposals to the BoD on corporate governance issues, in particular BoD member independence, the adherence to corporate governance provisions applicable to individual BoD members and BoD committee composition.

9. Audit Committee
9.1 The AC shall consist of not less than three BoD members, who are appointed by the BoD for a term of one year. All members of the AC need to be independent in the meaning of article 3.2 of this OGR. The chairman of the RC shall generally be appointed as one of the members of the AC. It shall establish its own charter to be submitted to the BoD for approval. The members of the AC shall satisfy all additional independence and qualification requirements as set forth in the charter. The composition of the AC shall differ sufficiently from the other committees.
9.2 The AC shall, in particular, have the following responsibilities:
9.2.1 review the annual report, the annual financial statements and related resolutions proposed for the AGM;
9.2.2 review the quarterly financial statements;
9.2.3 review the ExB’s report on internal control over financial reporting (SOX 404) and the Annual Compliance Report;
9.2.4 review the quality, independence and performance of the internal and external audit function;
9.2.5 take note of significant extraordinary reports submitted to regulators;
9.2.6 review the findings of Internal Audit and the external auditors and approve their annual audit objectives;
9.2.7 review and assess components of the internal control system addressing compliance processes and controls;
9.2.8 review jointly with the RC the annual assessment of the adequacy and effectiveness of the internal control system, the status of major infrastructure and committed change programs, as well as the control functions’ input into remuneration;
9.2.9 review jointly with the RC other significant matters of non-financial risk as appropriate;
9.2.10 submit to the BoD upon consultation of the GNC proposals for the appointment of the Head of Internal Audit;
9.2.11 propose the regulatory auditor for appointment by the BoD;
9.2.12 review reports by the GC on material legal and regulatory matters; and
9.2.13 review reports by the CRCO and/or DCCO on material compliance matters, including matters raised by way of the whistleblower process.
10. Compensation Committee
10.1 The CC shall consist of not less than three BoD members, who are nominated by the BoD and elected by the AGM for a term of one year. All members of the CC need to be independent in the meaning of article 3.2 of this OGR. It shall establish its own charter to be submitted to the BoD for approval.
10.2 The CC shall, in particular, have the following responsibilities:
10.2.1 review the Group’s compensation principles and submit them to the BoD for approval;
10.2.2 review the Group’s Compensation Policy and submit it to the BoD for approval;

10.2.3 discuss and determine amendments to existing or the establishment of new management and employee compensation plans and of significant fringe benefit or welfare plans and submit key elements of such plans and any significant amendments thereto to the BoD for approval;
10.2.4 propose compensation for the BoD members, the CEO and the ExB members (including newly appointed ExB members) for proposal to the AGM for approval;
10.2.5 review and propose the overall variable compensation pool and the key sub-pools to the BoD for approval and provide the BoD with a review of the compensation process on an annual basis;
10.2.6 review and approve the compensation proposals for other individuals (e.g. individuals classified as “Covered Employees”) as stipulated in the CC Charter;
10.2.7 receive periodic information on employee expense regulations;
10.2.8 inform the BoD on the decisions taken, review and propose any mandatory public disclosure of management compensation as well as the annual compensation report.
11. Risk Committee
11.1 The RC shall consist of not less than three BoD members, who are appointed by the BoD for a term of one year. With the exception of the chairman of the RC, it may include non-independent BoD members, however the majority of the members must qualify as independent. The chairman of the AC shall generally be appointed as one of the members of the RC. The RC shall establish its own charter to be submitted to the BoD for approval. The members of the RC shall satisfy all additional qualification requirements as set forth in the RC charter.
11.2 The RC shall, in particular, have the following responsibilities:
11.2.1 review and assess the integrity and adequacy of the risk management function of the Group, including risk measurement approaches;
11.2.2 review and calibrate:
■ the risk appetite at the level of the Group as well as at the level of key businesses considering capital, liquidity, funding, credit, market, model and climate risks, illiquid investment activities, and jointly with the AC, significant matters of non-financial risk as appropriate; and
■ major risk concentrations;
11.2.3 approve the list of countries to be monitored with internal country limits and propose the country limits allocated to such countries to the BoD insofar as this authority has not been delegated (see annex A II);
11.2.4 review and assess the business continuity management, risk measurement and management with respect to the internal control system, and annually the firm-wide risk management framework;
11.2.5 review jointly with the AC the annual assessment of the adequacy and effectiveness of the internal control system, the status of major infrastructure and committed change programs, as well as the control functions’ input into remuneration; and
11.2.6 mandate the Credit Risk Review function.

11a. Credit Risk Review
11a.1 Credit Risk Review is given its mandate from the RC to independently assess Credit Suisse’s credit risk management practices, identify issues impacting the quality of credit risk management, and report its findings to the RC.
11a.2 The Global Head of Credit Risk Review will functionally report to the chairman of the RC and the Credit Risk Review team will administratively be part of the CRCO function.
11a.3 The Global Head of Credit Risk Review will be appointed by the RC, in consultation with the CRCO.
11a.4 The RC will approve the annual review plan, budget and compensation for the Credit Risk Review team.
11a.5 Credit Risk Review will have unrestricted access to all information, systems, and employees required to fulfill its mandate.
11a.6 Credit Risk Review has the final decision on the reporting of credit risk related findings and risk rating changes as a result of its review process. Credit Risk Review shall prepare its reports independently and the content of these reports will distributed to senior management and RC as set forth in the mandate.
12. Conduct and Financial Crime Control Committee
12.1 The CFCCC shall consist of not less than three BoD members, who are appointed by the BoD for a term of one year. It may include non-independent BoD members, however the majority of the members must qualify as independent. The chairman of the AC shall generally be appointed as one of the members of the CFCCC. The CFCCC shall establish its own charter to be submitted to the BoD for approval.
12.2 The CFCCC shall, in particular, have the following responsibilities:
12.2.1 review the Group’s overall compliance framework for addressing financial crime risk;
12.2.2 assess the effectiveness of financial crime compliance programs, including those with respect to the following areas:
■ anti-money laundering;
■ client identification and know-your-client (KYC);
■ client on and off boarding;
■ politically exposed persons (PEP);
■ economic and trade sanctions;
■ anti-bribery and anti-corruption; and
■ client ■ compliance.
12.2.3 review reports by the CRCO and DCCO on material matters related to financial crime compliance, including matters concerning employee conduct;
12.2.4 review the findings of Internal Audit and the external auditors related to financial crime compliance;
12.2.5 in the compensation process, provide input to the CC with respect to relevant financial crime compliance issues, as well as provide support and advice to the CC;
12.2.6 conduct joint reviews with the AC and/or RC as appropriate.

III. Management organization
13. General provisions
13.1 The ExB shall have the overall responsibility for the operational management of the Group.
13.2 The businesses of the Group are managed through four Divisions and designated Corporate Functions, which provide products, infrastructure and services to the Divisions, as well as perform control activities, independent from the Divisions. The Divisions coordinate their business activities in collaboration with the Corporate Functions where appropriate. As indicated below, when determined to be necessary or advisable by the CEO, Divisional CEOs, COO, CFO, GC, CRCO, SRI, HR or other designated Corporate Functions, certain of their authorities and responsibilities may be delegated to subsidiary BoD and management, or otherwise.
14. Chief Executive Officer
14.1 The CEO shall be appointed by the BoD and may not be a member of the BoD.
14.2 The CEO shall, in particular, have the following authorities and responsibilities with the right to delegate the performance and implementation of such authorities and responsibilities further:
14.2.1 designate a deputy who shall exercise all responsibilities and authorities in case the CEO may not be able to exercise his function;
14.2.2 establish a management organization that avoids the creation or appearance of conflicts of interests and enables the Group to effectively operate its businesses as one economic unit in accordance with the strategy approved by the BoD. In particular, he shall establish a risk management function, a legal function and a compliance function independent from any business line;
14.2.3 issue policies necessary for the management and operation of the Group, to the extent that this is not the responsibility of the BoD;
14.2.4 supervise the business activities and be responsible for the implementation of resolutions of the BoD and its committees;
14.2.5 approve actions and transactions and receive reports in line with annex A;
14.2.6 ensure that the reporting duties to the BoD and its committees as stipulated in sections 6.3 and 8 through 12 of this OGR as well as the applicable committee charters are fulfilled.

15. Executive Board
15.1 The ExB members are appointed by the BoD. The CEO shall act as the chairman of the ExB. Otherwise the ExB shall organize itself.
15.2 The CEO shall have a right to veto any decision taken by the ExB. He shall inform the Chairman on any such vetoes.
15.3 The ExB shall, in particular, have the following authorities and responsibilities:
15.3.1 regularly review and co-ordinate significant initiatives, projects and business developments in the Divisions, and Corporate Functions and reconcile any issues;
15.3.2 regularly review the consolidated and divisional financial performance;
15.3.3 establish annually the strategic business plans, performance targets and budgets for the Group as a whole and the Divisions including resource allocation, subject to approval by the BoD and implement such plans;
15.3.4 grant corporate titles for CSG and CS and signatory power for CS in line with section 32;
15.3.5 approve the annual capital expenditure plan and establish the approval authorities for investments within the approved plan as well as extraordinary investments in line with section 15 of annex A;
15.3.6 approve key policies for the Group, in particular, the Group Policy on Inter-Company Guarantees and the Group Policy on Capital of Branches and Subsidiaries;
15.3.7 determine and oversee the management of the Group’s branches and representative offices;
15.3.8 appoint the Group’s representatives in important commissions or organizations;
15.3.9 approve actions and transactions and receive reports in line with annex A.
15.4 Any member of the ExB must notify the CEO promptly and the ExB at the next opportunity of any extraordinary events or risks occurring in the course of ongoing business activities.
15.5 All board and similar mandates, held by a member of the ExB by virtue of that member’s office, shall be relinquished upon termination of service within the Group, unless otherwise determined by the GNC in consultation with the CEO.
15a. ExB Risk Forum
15a.1 The CEO shall appoint the entirety of the ExB to form the ExB Risk Forum. The CRCO shall serve as chair for the ExB Risk Forum. Otherwise the ExB Risk Forum shall organize itself.
15a.2 The ExB Risk Forum shall address matters escalated from the CARMCs or any ExB member, and will escalate items requiring additional oversight to the RC or the BoD.
15a.3 The ExB Risk Forum shall, in particular, have the following authorities and responsibilities:
15a.3.1 determine management strategy for critical risk issues at the Group and/or at the cross-Divisional level and submit such to the BoD for approval;
15a.3.2 review and resolve issues pertaining to risk escalated by the CARMCs or any ExB member;
15a.3.3 sign off on the Group Risk Appetite in the context of the Group Financial Plan prior to final approval by the BoD;

15a.3.4 review and sign off on aggregate risk management limits proposed by the CARMCs;
15a.3.5 recommend country limits for review by the RC and approval by the BoD;
15a.3.6 sign off on management-level liquidity resource allocations; and
15a.3.7 monitor key risk trends and relevant metrics.
16. ExB committees
16.1 Capital Allocation and Risk Management Committee
16.1.1 The CEO establishes the CARMC which shall operate in three cycles:
■ Position & Client Risk (PCR) Cycle;
■ Asset & Liability Management (ALM) Cycle; and
■ Internal Control System (ICS) Cycle.
The CEO furthermore establishes the CS AG CARMC.
16.1.2 The CEO shall appoint a minimum of five members to form the CARMC, of which a minimum of two members are from the ExB. The CEO shall appoint a chair for each CARMC cycle, which shall meet at least on a quarterly basis. Otherwise the CARMC shall organize itself. The CARMC may delegate its authority to set and approve certain limits to the CRCO or Divisional RMCs, subsidiary CROs or risk governance bodies or otherwise, as appropriate.
16.1.3 The CARMC will escalate items requiring additional oversight to the ExB Risk Forum, the RC or the BoD.
16.1.4 The CARMC may establish sub-committees to monitor specific risks or sub-committees within Divisions or subsidiaries and may delegate relevant authorities to these sub-committees as required. Such sub-committees inform the CARMC on a regular basis;
16.1.5 The CARMC shall review policies approved by the RPSC in line with section 21.2.9.
16.1.6 The CARMC shall approve actions and transactions and receive reports in line with annex A.
16.1.7 The CARMC shall approve all limit applications requiring final approval by the RC or the BoD.
16.1.8 Position & Client Risk Cycle: the PCR CARMC shall, in particular, have the following delegable authorities and responsibilities related to position and client risks:
16.1.8.1 determine the risk management strategy and risk appetite to market, credit, liquidity, reputational, sustainability, environmental and social risks of clients or industries across the various businesses within the Group;
16.1.8.2 serve as the management approval authority for risk appetite, including approval of limits, ceilings, limit excesses, and other measures for the risk types listed in 16.1.8.1, including country risk to monitor and manage the risk portfolio;
16.1.8.3 ensure capabilities for management of relevant long term risk trends (e.g. climate risk) are established;
16.1.8.4 conduct detailed reviews, as appropriate, on elevated or emerging risks including but not limited to key clients, product offerings, and portfolio risks;
16.1.8.5 allocate risk capital and establish risk limits for individual Divisions and/or businesses;

16.1.8.6 review relevant regulatory developments and remediation;
16.1.8.7 ensure the Group-wide implementation of and compliance with the Group’s sustainability and reputational risk policy commitments; and
16.1.8.8 serve as the decision body for environmental and social issues (subject to escalation to the ExB).
16.1.9 Asset & Liability Management Cycle: the ALM CARMC shall, in particular, have the following delegable authorities and responsibilities related to ALM, funding, liquidity and capital matters:
16.1.9.1 review the funding and balance sheet trends and activities;
16.1.9.2 plan and monitor regulatory and business liquidity requirements and monitor the interest rate risk in the banking books;
16.1.9.3 plan and monitor internal and regulatory capital adequacy as well as RWA utilization;
16.1.9.4 approve the Group Policy on Funding Authority in line with section 19.2.5;
16.1.9.5 approve the limit range for foreign exchange and interest rate risks related to the investment of own equity;
16.1.9.6 maintain an optimal global booking model with established booking principles; and
16.1.9.7 review and challenge migration initiatives and annual legal entity profitability analysis.
16.1.10 Internal Control System Cycle: the ICS CARMC shall, in particular, have the following delegable authorities and responsibilities related to operational risks, legal and compliance issues and internal control matters:
16.1.10.1 monitor and analyze significant legal and compliance risks (incl. SOX compliance);
16.1.10.2 review effectiveness of the new business approval process;
16.1.10.3 review and approve the business continuity program’s alignment with corporate strategy on an annual basis;
16.1.10.4 set limits, caps and triggers on specific businesses to control significant operational risk exposure and impose additional expenditure where appropriate to mitigate significant operational risks;
16.1.10.5 review and assess the appropriateness and efficiency of the ICS.
16.1.11 CS AG CARMC: the CS AG CARMC shall meet at least on a quarterly basis. The CRCO and CFO shall generally be appointed as members and co-chair the CS AG CARMC. Otherwise the CS AG CARMC shall organize itself. The CS AG CARMC shall, in particular, have the following delegable authorities and responsibilities related to capital management and risk management matters of CS AG Parent:
16.1.11.1 set and monitor the risk appetite for CS AG Parent;
16.1.11.2 review the capital, liquidity and funding trends and activities of CS AG Parent;
16.1.11.3 review the existing business booked into CS AG Parent to ensure the ability to generate an appropriate risk/return, subject to broader accounting, tax or other financial and/or capital objectives; and
16.1.11.4 review and challenge the major subsidiary financial and capital plans, including key risks and key dependencies, such as dividends or other capital repatriations from the major subsidiaries to CS AG Parent, ahead of approvals by the respective subsidiary governance bodies.

16.2 Valuation Risk Management Committee
16.2.1 The CEO shall appoint a minimum of five members from the ExB and senior management to form the VARMC. The CFO shall generally be appointed as a member and chair the VARMC. Otherwise the VARMC shall organize itself.
16.2.2 The VARMC shall, in particular, have the following delegable authorities and responsibilities: It regularly reviews the Inventory Valuation Reviews, establishes policies regarding the valuation of certain important assets and the policies and calculation methodologies applied in the valuation process, and monitors and assesses valuation risks.
16.3 Group Conduct and Ethics Board
16.3.1 The CEO shall appoint a minimum of five members from the ExB and senior management to form the CEB. The CEO of SRI and Global Head of HR shall generally be appointed as members and co-chair the CEB. Otherwise the CEB shall organize itself.
16.3.2 The CEB shall, in particular, have the following delegable authorities and responsibilities:
16.3.2.1 establish and determine a governance framework for the management of conduct and ethics matters of the Group;
16.3.2.2 ensure the Group-wide implementation of the governance framework and the alignment of standards, processes and procedures across Divisions and Corporate Functions;
16.3.2.3 review disciplinary sanctions and serve as the decision body for disciplinary matters escalated from the Divisions and Corporate Functions (subject to escalation to the ExB);
16.3.2.4 report on the disciplinary process to the CEO, ExB and BoD;
16.3.2.5 conduct investigations into conduct and ethics related issues; and
16.3.2.6 periodically review and recommend amendments to the Code of Conduct for approval to the BoD.
16.4 Other Committees
16.4.1 The CEO may establish further ExB committees if deemed appropriate.

IV. Corporate Functions
17. General provisions
17.1 While the Divisions remain responsible for certain operational functions that are critical for the revenue generation in the Divisions, the Corporate Functions are consolidated at Group level.
17.2 The CEO allocates the management of such consolidated Corporate Functions to the COO, the CFO, the GC, the CRCO, the CEO of SRI, and the Global Head of HR.
17.3 The COO, the CFO, the GC, the CRCO, the CEO of SRI and the Global Head of HR shall have the authority to establish policies for their respective functions as well as for areas where the execution of specific duties within their functions is allocated to the Divisions.
17.4 The CEO may designate other Corporate Functions and appoint the heads of such Corporate Functions.
18. Chief Operating Officer
18.1 The COO shall be appointed by the BoD and shall report directly to the CEO.
18.2 The COO shall, in particular, have the following authorities and responsibilities (“COO duties”), with the right to delegate the performance and implementation of such COO duties further:
18.2.1 establish an organizational basis to manage all IT matters and deliver and maintain effective IT solutions for critical business initiatives within the Group, i.e. including in subsidiaries and branches;
18.2.2 manage corporate real estate services (CRES), supply management and security services (excluding investigations);
18.2.3 establish and manage a new business process and policy;
18.2.4 run global operations; and
18.2.5 execute other responsibilities and authorities delegated by the BoD or the CEO.
19. Chief Financial Officer
19.1 The CFO shall be appointed by the BoD and shall report directly to the CEO.
19.2 The CFO shall, in particular, have the following authorities and responsibilities (“CFO duties”), with the right to delegate the performance and implementation of such CFO duties further:
19.2.1 establish an organizational basis to manage all financial matters of the Group, i.e. including in subsidiaries and branches, as well as all other business areas allocated to the CFO;
19.2.2 establish a controlling, accounting, product control, tax, treasury and investor relation function;

19.2.3 ensure transparent and timely financial reporting (accounting policies, statutory and consolidated financial statements) internally as well as to the public and regulators in line with legal and regulatory requirements as well as best practice;
19.2.4 ensure together with the CRCO and the GC that all regulatory reports are filed on a timely basis;
19.2.5 develop and propose to the CARMC (Asset & Liability Management Cycle) for approval the Group Policy on Funding Authority defining in particular the authorities and responsibilities for:
■ the use of money market and capital market instruments and derivatives for the management of the balance sheet;
■ the use of capital market transactions, the issuance and sale of notes, bonds, preferred shares and similar securities;
■ the issuance of structured notes; and
■ borrowings by the Group.
19.2.6 manage regulatory and business liquidity and capital adequacy within the general bands set by the regulators, the BoD and the CARMC;
19.2.7 approve actions and transactions and receive reports in line with annex A; and
19.2.8 execute other responsibilities and authorities delegated by the BoD or the CEO.
20. General Counsel
20.1 The GC shall be appointed by the BoD and shall report directly to the CEO.
20.2 The GC shall have all necessary authorities for legal matters within the Group. In particular, he shall have the following authorities and responsibilities (“GC duties”), with the right to delegate the performance and implementation of such GC duties further:
20.2.1 establish an organizational basis for the management of all legal matters of the Group, i.e. including in subsidiaries and branches, independent from any business line;
20.2.2 manage public affairs and policy;
20.2.3 be responsible for the representation of the Group vis à vis the lead regulator (excluding CRCO related matters; see section 21, and CFO related matters; see section 19) and coordinate with the Divisional CEOs the representation of the Group vis à vis other regulators and governmental authorities;
20.2.4 ensure, together with the CFO and CRCO function that all regulatory reports are filed on a timely basis;
20.2.5 ensure, together with the Divisional CEOs and CRCO that all license requirements are continuously adhered to; and
20.2.6 execute other responsibilities and authorities delegated by the BoD or the CEO.

21. Chief Risk and Compliance Officer
21.1 The CRCO shall be appointed by the BoD and shall report directly to the CEO.
21.2 The CRCO shall, in particular, have the following authorities and responsibilities (“CRCO duties”), with the right to delegate the performance and implementation of such CRCO duties further:
21.2.1 establish an organizational basis to manage all financial and non-financial risk management matters of the Group, i.e. including in subsidiaries and branches, and also including an appropriate credit risk management, market risk management, liquidity risk management, and non-financial risk management function, all of which shall be independent from any business line;
21.2.2 establish a risk reporting system that ensures, in particular, that relevant information on the risk portfolio, including compliance matters, is provided to the ExB on a regular basis;
21.2.3 designate a Chief Credit Officer, who shall have the authority to approve actions and transactions with material impact on global portfolio limits, in line with the credit risk policy;
21.2.4 designate a Deputy Chief Compliance Officer and Divisional CCOs; the DCCO will act as the delegate of the CRCO for compliance matters within parameters set out by the CRCO and shall, in particular, have the following authorities and responsibilities:
■ lead the central compliance function, with responsibility for financial crime compliance, core compliance and compliance investigations, and compliance operations;
■ provide input to Divisional CCOs, who will report to the DCCO on a secondary basis;
■ take responsibility for setting global compliance standards, frameworks and policies, and for overseeing global compliance programs; and
■ support the proper operation and supervision of global compliance risk monitoring.
21.2.5 designate Divisional CROs, who shall have the authority to approve actions and transactions in line with annex A;
21.2.6 represent the Group vis-a-vis the lead regulator in all risk management and compliance related matters and coordinate together with the GC the representation of the Group vis-a-vis other regulators and authorities;
21.2.7 ensure, together with the CFO and the GC that all regulatory reports are filed on a timely basis;
21.2.8 ensure, together with the Divisional CEOs and GC, that all license requirements are continuously adhered to;
21.2.9 establish a RPSC and appoint its chair and members. The RPSC shall, in particular, have the following authorities and responsibilities:
■ review major risk management processes;
■ issue general instructions, standards and processes concerning risk management;
■ approve material changes in market, credit and operational risk management standards and policies and related methodologies with notification to the CARMC and the chairman of the RC;
■ review and approve procedures for analyzing and monitoring the risk portfolio;
■ review and approve risk measurement principles and key parameter changes; and
■ review and approve the standards for the computation of the amount of risk capital for all types of transactions.
21.2.10 be responsible and drive the implementation of the BCM efforts;
21.2.11 approve actions and transactions and receive reports in line with annex A;

21.2.12 establish a policy as to the approval authorities and the monitoring of outside business activities of employees;
21.2.13 facilitate that the risk governance bodies of the major subsidiaries determine their respective governance framework for the adoption of global policies and for the issuance of subsidiary specific policies; and
21.2.14 execute other responsibilities and authorities delegated by the BoD or the CEO.
22. Sustainability, Research and Investment Solutions
22.1 The CEO of SRI shall be appointed by the BoD and shall report directly to the CEO.
22.2 The CEO of SRI shall, in particular, have the following authorities and responsibilities (“SRI duties”) with the right to delegate the performance and implementation of such SRI duties further:
22.2.1 develop and propose in collaboration with the Divisions and other Corporate Functions the sustainability strategy of the Group for approval by the BoD;
22.2.2 establish an organizational basis to manage all matters of the Group, i.e. including in subsidiaries and branches, with respect to:
■ execution of sustainability strategy, advisory and finance, including establishing policies and practices that drive sustainability internally and vis-à-vis external stakeholders;
■ securities research, covering economics, corporates and industries for institutional clients;
■ delivery of investment solutions and products with focus on wealth management clients; and
■ global marketing and branding;
22.2.3 implement measures to create a culture of sustainability and social responsibility across the Group; and
22.2.4 execute other responsibilities and authorities delegated by the BoD or the CEO.
23. Human Resources
23.1 The Global Head of HR shall be appointed by the BoD and shall report directly to the CEO.
23.2 The Global Head of HR shall, in particular, have the following authorities and responsibilities (“HR duties”), with the right to delegate the performance and implementation of such HR duties further:
23.2.1 establish an organizational basis to manage all human resources matters of the Group, i.e. including in subsidiaries and branches, as well as other business areas allocated to the Global Head of HR;
23.2.2 is responsible together with the Divisional CEOs and heads of the Corporate Functions for the implementation of all Group policies related to human resources, as well as to ensure ethical value and professional standards (Code of Conduct); and
23.2.3 execute other responsibilities and authorities delegated by the BoD or the CEO.

V. Divisions
24. General provisions
24.1 While the CEO and the members of the ExB have the overall management responsibility for the Group, the responsibility for the operational management of the Divisions and the subsidiaries and branches, for which the management has been allocated to the Divisions, lies with the Divisional CEOs.
24.2 The Divisional CEOs shall establish for their Divisions their own MC. They shall be responsible for establishing an efficient organizational and management structure in the Division. The Divisional CEO consults with the ExB prior to making significant changes to the organizational and management structure in the Divisions.
25. Divisional CEOs
25.1 The Divisional CEOs shall be appointed by the BoD and report directly to the CEO.
25.2 The Divisional CEOs shall be responsible for the operational management of the businesses and subsidiaries and branches allocated to their Division. They shall, in particular, have the following authorities and responsibilities (’Divisional CEOs duties’) with the right to delegate the performance and implementation of such Divisional CEOs duties further:
25.2.1 establish an adequate organizational basis to manage the divisional businesses and subsidiaries and branches allocated to such Division;
25.2.2 appoint the managers of the divisional businesses and subsidiaries and branches, to the extent that it is not the responsibility of the CEO or the ExB;
25.2.3 receive reports and manage matters escalated from the divisional businesses and subsidiaries and branches;
25.2.4 issue policies, in coordination with the CRCO, necessary for the management and operation of the Division, to the extent that it is not the responsibility of the BoD, the CEO or the ExB;
25.2.5 actively co-ordinate business activities with the other Divisional CEOs and with Business Heads; and
25.2.6 execute other responsibilities and authorities delegated by the BoD or the CEO.
26. Divisional Management Committee
26.1 The Divisional MC shall consist of the Divisional CEO and other members from Divisional management appointed by the Divisional CEO upon consultation with the CEO. The Divisional CEO shall act as the chairman of the MC and shall have a right of veto regarding decisions taken by the MC. Otherwise the MC shall organize itself.
26.2 The Divisional MC shall, in particular, have the following delegable authorities and responsibilities:
26.2.1 regularly review and co-ordinate significant initiatives, projects, and business developments in the Divisions and efficiently reconcile any arising issues; and

26.2.2 develop the divisional strategic business plan and budget for approval by the ExB.
26.3 Any MC member must notify the Divisional CEO promptly and the MC at the next opportunity of any extraordinary risks occurring in the course of ongoing business activities.
27. Divisional Risk Management Committee
27.1 The Divisional CEO shall establish a Divisional RMC for his area of responsibilities, which shall consist of the Divisional Head, members from the Divisional MC, selected members of senior management as well as representatives from relevant Corporate Functions. The Divisional RMC may hold meetings jointly with other Divisional RMCs and/or RMCs of the major subsidiaries. Other than that the Divisional RMC may organize itself.
27.2 The Divisional RMC shall, in particular, have the following delegable authorities and responsibilities:
27.2.1 regularly review and discuss Division specific market and credit risk matters;
27.2.2 perform tasks delegated to it by the CARMC;
27.2.3 set limits to control or cap businesses as appropriate;
27.2.4 regularly review and discuss Division specific operational risks, legal and compliance issues and internal control matters if these tasks are not performed by another divisional committee;
27.2.5 ensure that significant divisional risks are escalated to the CARMC or other bodies at CS level as appropriate.

VI. Subsidiary and branch governance
28. Subsidiary governance
28.1 From time to time, and consistent with applicable legal and regulatory requirements, the BoD, in agreement with the CEO, may allocate certain responsibilities to the Group’s major subsidiaries.
28.2 Such major subsidiary shall have its own governance documents. These shall comply with all applicable local law and regulations and, to the extent possible, be consistent with the same principles and rules as stated in this OGR.
28.3 In order to ensure a transparent flow of information, meeting documentation and other information prepared for management purposes of major subsidiaries shall be shared with CSG.
28.4 Further, CSG shall be informed about any material matter of a major subsidiary. Prior to a substantial decision of a major subsidiary, CSG shall be consulted at the earliest opportunity as specified by the governance documents of the relevant subsidiary.
29. Branch governance
29.1 The ExB shall determine and oversee the management of the Group’s branches and representative offices, in line with applicable legal and regulatory requirements.
29.2 In determining the branch management, the ExB shall, in particular, consider the following:
29.2.1 the Division, whose business is predominant in the branch, shall determine the reporting lines for Branch Managers and the responsibility for the management of the branch’s business operations, and
29.2.2 the size and complexity of the branch’s organization and the materiality of its business operations. The largest branches with the most material operations (“Material Branches”) shall be classified as such and subject to a set of minimum governance standards. The ExB may apply the same or other governance standards for other branches.
29.3 With respect to the management and oversight of the Material Branches, the following minimum governance standards shall be observed:
29.3.1 the Divisional CEO, whose business is predominant in the branch, shall, upon consultation with the ExB, appoint the general manager of the branch (the “Branch Manager”). The Divisional CEO shall serve as line manager to these Branch Managers or may delegate this responsibility. Branch Managers shall generally not also serve as officers of a major subsidiary or in a control function role. Branch Managers shall have the authority and responsibility for the management of branch matters and escalation of such to the Divisional CEO or delegate.
29.3.2 the relevant Corporate Functions shall, upon consultation with the Branch Manager and, if appropriate, the Divisional CEO or delegate, appoint a Branch CRO, CFO, CCO and GC, and may appoint other officers (“Branch Officers”);
29.3.3 the Branch Manager shall establish a Branch Management Committee and, together with the Branch CRO, a Branch Risk Management Committee. The Branch Manager may establish further branch committees;

29.3.4 the responsibility for capital, liquidity and financial matters of the branches shall be with the CFO function; and
29.3.5 the mandates of the Branch Managers, Branch Officers and the Branch Management and Branch Risk Management Committees of the Material Branches may be defined in further detail, subject to approval by the ExB.
29.4 For branches not designated as material branches and representative offices, the Divisional CEO, whose business is predominant in the branch or representative office, shall appoint the Branch Manager or head of the representative office.

VII. Internal Audit
30. Internal Audit
30.1 Internal Audit shall systematically, objectively and independently assess whether major risks are appropriately identified and managed, the internal control system is effective, the governance processes established ensure compliance with applicable policies, laws and regulations, and management performs efficient monitoring and oversight.
30.2 Internal Audit is mandated by and reports to the AC. The Head of Internal Audit shall report directly to the chairman of the AC. He shall have unrestricted access to all information and all employees as it is required to perform his tasks.
30.3 The Head of Internal Audit shall be appointed by the BoD upon proposal by the AC and upon consultation by the GNC.
30.4 The authorities and responsibilities as well as the working procedures of Internal Audit shall be outlined in the charter of the AC and the Regulations for Internal Audit as adopted by the AC.
30.5 Internal Audit shall prepare its reports independently. The reports shall be distributed to executive bodies and ExB members as set forth in the Regulations for Internal Audit.
30.6 As set forth in the charter of the AC and in the Regulations for Internal Audit Internal Audit shall regularly submit reports to the AC on significant findings, the achievement of its annual audit objectives, and other matters as deemed appropriate.
30.7 Any member of the ExB may submit a request to the chairman of the AC or, in his absence, to the Chairman, for Internal Audit to carry out a special project or investigation.

VIII. Special provisions
31. Conflicts of interest
31.1 The members of the BoD, the ExB, the Divisional MC and all committees named herein are obliged to preserve the interests of the Group.
31.2 Conflicts of interest of a personal nature, private or professional, potential conflicts of interest and even the appearance of conflicts of interest should be avoided. Any conflicts of interest with respect to a particular transaction, including conflicts of interest of persons or companies with whom the member has close personal relations, should be disclosed to the chairman of the relevant body. The affected member shall not become involved in the resolution process for the transaction.
31.3 With respect to conflicts of interest arising because a member of a body is also a member of another body or company within the Group, which is involved or affected by the transaction or matter to be decided, the following principles shall apply:
31.3.1 the respective member shall disclose the conflict of interest and a personal assessment thereof in advance to the chairman of the relevant body and subsequently to that body itself unless this is obvious;
31.3.2 the relevant body shall take the interest of the other body or company into consideration and make reasonable efforts to find a solution that aligns the common interests of both bodies or companies as much as possible; and
31.3.3 the conflicted member shall receive all necessary information and participate in the discussion, but shall abstain from voting if he prefers not to prejudice his position to be taken in the respective decision of the other body.
32. Titles, signing authorities and powers of attorney
32.1 Corporate Titles of the Group and Signing Authority on behalf of CS
32.1.1 The BoD appoints the CEO and the members of the ExB and grants them full signing authority exercisable jointly by two.
32.1.2 The ExB appoints MDR, MDA, DIR, VP, AVP, ASO and ANL.
32.1.3 Joint signing authority is automatically granted to MDR, MDA, DIR and VP upon their appointment by the ExB in line with the AoA of CS.
32.1.4 Joint power of procuration (dual authorization) (i.e. Prokura according to Art 458ff of the Swiss Code of Obligations) is automatically granted to AVP, ASO and ANL upon their appointment by the ExB in line with the AoA of CS.
32.1.5 The ExB may grant limited signing authority (dual authorization) in the form of a commercial mandate (i.e. Handlungsvollmacht according to Art 462 of the Swiss Code of Obligation) to employees without a corporate title.
32.1.6 The ExB may establish policies to further detail signing authorities.

32.2 Special Provisions for Signing Authority on behalf of CSG
32.2.1 The approval of any signing authority (joint signing authority, joint power of procuration and commercial mandates) on behalf of CSG are approved by the BoD.
32.3 Functional Titles
32.3.1 The ExB shall establish a policy to guide the use of functional titles within the Group.
32.4 Powers of Attorney
32.4.1 Powers of Attorney may be granted as set forth below to third parties, who may also be employees of the Group, authorizing such third parties to individually or jointly execute documents or take other actions in connection with actions and transactions approved consistent with the OGR.
32.4.2 Members of the ExB or the Divisional MC as well as the heads of the Corporate Functions and their direct reports may, jointly by two, grant Powers of Attorney or
■ designate certain employees with a corporate title of AVP or higher in the GC area to be authorized to grant, jointly by two, Powers of Attorney on behalf of CSG or CS. This primarily applies to the granting of Power of Attorney in legal proceedings;
■ designate certain employees with a corporate title of VP or higher in the Divisions or Corporate Functions to be authorized to grant, jointly by two, Powers of Attorney on behalf of CSG or CS. This applies to the granting of Power of Attorney not related to legal proceedings.
32.4.3 Powers of Attorney for the acts of any branch of CS outside Switzerland may be granted by two authorized signatories of such branch, one of which must be the branch manager or an MDR.
33. Meetings and minutes
33.1 Meetings of the BoD and its Committees
33.1.1 The BoD shall hold at least six ordinary meetings per year. The frequency of the meetings of the committees of the BoD shall be defined in the charter of the respective committee.
33.1.2 Extraordinary meetings of the BoD and its committees shall be held upon request by the chairman of the respective body or any other member.
33.1.3 The meetings shall be called by the respective chairman; sufficient notice of meetings shall be given prior to the meeting date and shall contain the items on the agenda.
33.1.4 The BoD and each committee shall designate a secretary who need not be a member of such body.
33.1.5 Preparatory documents for the meeting shall be made available in a timely manner. In principle, business matters asking for a formal decision may not be decided upon without advance documentation.
33.1.6 The respective chairman shall decide as to the attendance of ExB members and senior management members at meetings.
33.1.7 Subject to statutory provisions to the contrary, the majority of the members of the respective body must be present for the purpose of passing resolutions. Participation via telephone or video-conference is permitted and deemed as attendance, whereby personal presence is preferred.

33.1.8 The majority of the votes of the members present shall be necessary to pass a resolution. In the event of deadlock, the chairman of the meeting shall cast the deciding vote.
33.1.9 Resolutions of the BoD or a committee may also be passed by way of written consent provided the text of the resolution is sent to all members of the respective body and provided that a majority of the members cast a vote. The procedure for circular resolutions should be restricted to the following cases: administrative and routine matters, matters of increased urgency, and matters with respect to which the core content has already been discussed by the BoD. Any member shall have the right to request, within the period stipulated for the vote, that the matter be discussed in a meeting.
33.1.10 The minutes of the BoD and its committees shall document all decisions made and reflect in a general matter the considerations made which led to the decisions taken.
33.1.11 The minutes of the BoD and its committees shall be signed by the chairman and the secretary of the respective body. They shall be made available for review prior to the next meeting and approved thereat.
33.2 Meetings of ExB and other bodies reflected in the OGR
33.2.1 The CEO and the respective chairman determine the frequency of meetings of the ExB and other bodies reflected in this OGR.
33.2.2 The ExB and other bodies reflected in the OGR may, unless otherwise instructed by the CEO or the respective chairman or without being explicitly requested by an ExB member, record the resolutions only.
33.2.3 Otherwise the rules set out above for the meetings of the BoD and its committees shall in analogy be applicable to the meetings of the ExB and other bodies reflected in the OGR.
34. Financial year
The financial year is identical with the calendar year (1st of January until 31st of December).

Annex A – Approval authorities
I. Authority for credit transactions and credit limits
1. General provisions
1.1 The management of credit risk is a joint responsibility between the Divisions and CRM. The ultimate credit risk decision generally lies with the Division, with CRM intervention being necessary in cases of material impacts on global portfolio limits. After credit assessment and endorsement by the respective front management, all credit exposures require approval under the authorities designated by the CRCO, the Chief Credit Officer and Divisional CROs (subject to the provisions set out below). CRM can delegate authorities for the approval of credit transactions with fully standardized approval procedures to defined individuals from the front organization.
1.2 The CRCO establishes and approves the Global Credit Risk Policy. The Chief Credit Officer – in consultation with the CRCO – details the Global Credit Policy further by establishing divisional sub-policies.
1.3 All loans and other credit limits must be approved and documented and periodically reviewed in an independent credit review process in accordance with the policies set forth by the Chief Credit Officer.
1.4 The total credit limit for a client, or in the case of client groups, the aggregate of all total credit limits or transactions is relevant for the determination of the approval authority. This does not apply to credit transactions for which the CRM sets up fully standardized procedures for approval by representatives of the relevant front organization.
2. Approval authorities
2.1 The Chief Credit Officer has approval authority up to USD 3bn. Credit limits and underwritings exceeding this threshold are to be approved by the CRCO.
2.2 The Divisional CROs have approval authority up to USD 2bn for investment grade and USD 1.5bn for non-investment grade.
2.3 Upon consultation with the CRCO, the Chief Credit Officer shall establish a policy outlining the approval limits to be delegated to credit specialists, special managing bodies within CRM or defined representatives of the front organization. The maximum limit to be delegated may not exceed USD 2bn in aggregate. The policy shall also regulate the approval authorities establishing provision on credit positions, other actions in connection with credit recovery situation, temporary limit excesses and account overdrafts.
2.4 Upon consultation with the Chief Credit Officer, the Divisional CROs shall establish a policy outlining the approval limits to be delegated to credit specialists in their respective Divisions.
2.5 Any transaction which results in a counterparty exposure exceeding 25% of the available CET1 capital is subject to review by the CFO.

2.6 The anticipated hold level for underwritings is generally to be achieved within 90 days but may vary depending on the nature of the transaction. During a prescribed period, underwriting positions may be exempt from certain limits if approved by the CARMC or its delegates.
2.7 The RC may temporarily approve higher approval authorities.
2.8 Subject to the endorsement by the CRCO, the Divisional CROs shall establish, in accordance with OGR section 2.2, the authority for approving urgent credit transactions for their respective Divisions.
II. Authority for country limits
3. Approval authorities
3.1 For the countries determined according to section 11.2.3 of this OGR country limits shall be approved at least on an annual basis. Approval authority for the country limits is governed as follows:
3.1.1 Upon recommendation of the RC, the BoD approves the list of countries where authorities are delegated.
3.1.2 Approval of country limits by the BoD is to be given upon the recommendation of the RC.
3.1.3 An overall Group Reserve may be established and is governed by the PCR CARMC, which may further sub-delegate the authority.
3.1.4 Allocation of country limits to the Divisions is determined by the PCR CARMC, which may further sub-delegate the authority.
3.2 The country ratings are approved by the Group Chief Credit Officer.
III. Trading activities
4. Trading activities
4.1 The CARMC may establish trading risk and position limits for the Divisions and the major subsidiaries within the Group and may delegate the monitoring of such limits as appropriate.
4.2 The CARMC shall ensure that appropriate approval processes for transactions executed under these trading risk limits are established.
4.3 The CRCO may approve temporary excesses of any trading risk and position limit up to a maximum of 10% until the next CARMC meeting, with immediate notice to the CEO, and with information to the CARMC and the BoD at its next meeting.
4.4 The CRCO signs off on the incremental risk associated with excesses of CARMC limits and approves the remediation plan with immediate notice to the CEO and subsequent information to the CARMC and the BoD at the next opportunity.

IV. Illiquid investments
5. General provisions
5.1 The illiquid investment limit covers transactions which due to their characteristics and risk profile are not subject to CARMC approved processes for trading activities outlined in section III of annex A and are not subject to the approval authorities outlined in section V of annex A.
5.2 The illiquid investment limit covers in particular seed money investments, private equity investments, including investments in portfolio companies and funds, and other illiquid investments. Investments pursued for bank strategic reasons are generally subject to section V below.
6. Approval authorities
6.1 The illiquid investment limit is approved by the BoD upon recommendation by the RC.
6.2 The CARMC shall allocate the illiquid investment limit to the Divisions in relation to their requirements. It may introduce restrictions to using the limit e.g. in terms of industry or type of business. The CARMC receives regular updates on the exposure under the illiquid investment limit.
6.3 The Divisions shall establish a governance model regarding investments under the illiquid investment limit as delegated to them by the CARMC. In particular, the Divisions shall establish rules as to approval authorities as well as information and escalation processes.
V. Formations, liquidations, mergers, acquisitions, divestitures, long-term participations and other actions and transactions, legal cases
7. General provisions
7.1 The approval authorities as outlined herein are required for the actions and transactions described in sections 8 to 11b. They do not apply to transactions accounted for under the illiquid investment limit or investments made for trading purposes.
7.2 Notwithstanding anything to the contrary in section V or elsewhere in this OGR, the CFO or his delegate may approve any of the actions or transactions in sections 8 to 11b of annex A when they are taken or entered into in the context of or incidental to other actions and transactions that were previously approved in accordance with the OGR, with periodic information to the CEO.
7.3 When any approval or denial is given by the CFO’s delegate, he must give regular information to the CFO.
7.4 A “Non-operating Subsidiary” is any subsidiary that is both (a) not regulated and (b) and has no material contact with third parties. A subsidiary that is not a Non-operating Subsidiary is an “Operating Subsidiary”. “Regulated” means regulated or licensed in any jurisdiction as a bank, securities firm or other financial services provider.

8. Formation and liquidation of subsidiaries
8.1 When directly or indirectly wholly owned by the Group and provided the formation or liquidation of the subsidiary will not result in a significant change to the organizational structure, the action shall be approved by the CFO or his delegate.
8.2 When a Non-Operating Subsidiary is being formed or liquidated in connection with the day-to-day management of a line of business the transaction shall be approved by the CFO or his delegate.
8.3 Otherwise the formation or liquidation shall be approved in accordance with the approval authorities in section 12 of annex A, where the relevant total amount of the transaction is,
a) in the case of a formation, the total amount of capital to be initially provided (or anticipated to be provided in the short term) to such subsidiary by CSG, CS or one of its subsidiaries, and
b) in the case of a liquidation, the estimated value of the direct or indirect interest in the subsidiary at the time the determination to liquidate is made.
9. Merger, consolidation or similar transaction; acquisition or divestiture of a subsidiary, interest in a subsidiary or assets constituting a business
9.1 When solely among any of the direct or indirect wholly owned subsidiaries, except when such transaction results in a significant change to the organizational structure, the action or transaction shall be approved by the CFO or his delegate.
9.2 When, in connection with the day-to-day management of a line of business, a Non-operating Subsidiary is to be merged, consolidated, or be party to a similar transaction with a third party, the action or transaction shall be approved by the CFO or his delegate.
9.3 When, in connection with the day-to-day management of a line of business, a Non-operating Subsidiary, an interest in a Non-operating Subsidiary or assets constituting a business that is not regulated in the meaning of section 7.4 of annex A is to be acquired from or divested to a third party, the action or transaction shall be approved by the CFO or his delegate.
9.4 Otherwise the action or transaction shall be approved in accordance with the approval authorities in section 12 of annex A, where the relevant total amount of the transaction is,
a) in the case of a merger, consolidation or similar transaction, the difference between the estimated value of the resulting merged, consolidated, similarly combined entity or interest in such entity and the estimated value of the Group’s direct or indirect interest in any subsidiary that was a party to such merger, consolidation or similar transaction prior to such transaction, and
b) in the case of an acquisition or divestiture, the estimated value of/price paid for the subsidiary, interest in a subsidiary or assets constituting a business.
10. Acquisition or divestiture of a long-term participation
10.1 A long-term participation is generally an equity investment or equity-like investment (e.g. convertible debt instrument, call options, warrants) (collectively, an “Equity-Like Long-term Participation”) made by CSG or any of its subsidiaries for strategic reasons in a third party entity. Thereby it is not relevant whether or not the long-term participation is consolidated within the Group.

10.2 An acquisition or a divestiture of a long-term participation must be approved as follows:
a) When the estimated value of/price paid for the long-term participation being acquired or divested is less than CHF 2 million, such transaction shall be approved by the responsible member of a MC, with regular information to the Divisional Heads, the CEO and the CFO.
b) When a) above is inapplicable, a long-term participation is being acquired or divested in connection with the day-to-day management of a business line and such participation is in an entity that (i) is not regulated in the meaning of section 7.4 of annex A and (ii) has no material contact with third parties, the transaction shall be approved by the CFO or his delegate.
c) Otherwise the transaction shall be approved in accordance with the approval authorities in section 12 of annex A, where the relevant total amount of the transaction is the estimated value of/price paid for the long-term participation.
d) In case of an acquisition of an Equity-Like Long-term Participation, such transaction shall be approved according to a), b) or c) above both: (i) at the time of the acquisition of the Equity-Like Long-term Participation; and (ii) at the time it is intended to exercise the Equity-Like Long-term Participation into an equity participation within the meaning of Section 10.1.
11. Establishment or closure of branches and representative offices
11.1 The establishment or closure of a branch or a representative office of CSG, CS, and other direct subsidiaries of CSG shall be approved by the CEO upon consultation with the ExB.
11.2 If not explicitly regulated otherwise or governed elsewhere, the establishment or closure of a branch or representative office of an Operating Subsidiary of CS shall be approved by the CFO or his delegate, upon consultation with the responsible Divisional CEO.
11.3 The establishment or closure of a branch or representative office of a Non-operating Subsidiary of CSG or CS shall be approved by the CFO or his delegate.
11b. Legal cases
Settlements in respect of significant legal proceedings are reviewed by the GC and decided by the ExB where the sum involved is CHF 250m or more. The BoD is informed in accordance with sections 14.2.6 and 6.3. The conclusion of a settlement that has a significant impact on the strategy or reputation of the Group is subject to the approval of the BoD if the sum involved is CHF 500m or more.
12. Approval authorities
Unless provided otherwise by section V of annex A, approval authority is governed as follows:
Transaction value	CFO or delegate	CEO	ExB	Chairman	BoD
=/< CHF 50m	D	I	–	–	–
> CHF 50m =/< CHF 100m		D	I	–	–
> CHF 100m =/< CHF 250m			D	C	I
> CHF 250m					D
D = Decision; C = Consultation; I = Information

VI. Reputational risks
13. Reputational risk management
13.1 The PCR CARMC shall designate, upon consultation with the responsible Divisional CEOs, Reputational Risk Approvers in the respective Divisions.
13.2 The head of Reputational Risk shall develop a policy on managing reputational risks subject to PCR CARMC approval.
13.3 Any decision by a reputational risk decision authority, as defined in the Reputational Risk policy, to reject a transaction is final and cannot be overruled. However, the Business Division CEO may reject a particular transaction even though approved by the reputational risk decision authority.
VII. Financing matters and capital expenditures
14. Financing of CSG, CS and its subsidiaries
14.1 The use of money market instruments and capital market transactions, the issuance and sale of bonds, structured notes and similar securities is governed by the Group Policy on Funding Authority.
14.2 The conclusion or extension of a loan agreement or a guarantee agreement in connection with a loan agreement of a subsidiary and draw-downs under such agreements are governed by the Group Policy on Funding Authority and the Policy on Inter-Company Guarantees.
14.3 Issuance of comfort letters, regulatory keep-well letters and similar documents on behalf of CSG or CS require approval by the CFO. Issuance of comfort letters, regulatory keep-well letters and similar documents on behalf of subsidiaries require approval by the CFO or his delegate.
15. Capital expenditures
15.1 The annual financial planning process for the Group shall include the planning of capital expenditure projects (in particular investments in IT and in Group owned real estate) as well as the total financial framework for capital expenditures.
15.2 The ExB shall approve the capital expenditure plan for the Group. The ExB shall further establish a policy outlining the authority for the approval of individual investments under the approved plan as well as the authority for approval of expenditures outside the approved plan.
15.3 For each project or investment, a written capital expenditure application prepared in accordance with the applicable policies must be submitted for review to the approving member of management or management body.
15.4 The authority for the purchase of real estate at auctions in connection with repossession proceedings against banking clients or the acquisition of such real estate (under such circumstances) shall be determined by the CARMC.

Annex B – Approval authorities for Credit Suisse Group AG specific matters
I. Capital structure of CSG
1. Ordinary, authorized, conditional and conversion capital
1.1 The creation and any changes to the ordinary, authorized, conditional and conversion capital require approval by the shareholders upon proposal by the BoD.
1.2 The issuance of new shares out of ordinary or authorized capital as well as out of conversion capital may be executed by the BoD. In line with CSG’s AoA there is no quorum requirement for the acknowledgment of capital increases and the subsequent changes to the AoA.
1.3 The allocation of conditional capital for convertible bonds, contingent convertible bonds, bonds with options, shareholder options or similar instruments as well as for employee compensation plans is the responsibility of the BoD.
1.4 The allocation of conversion capital for contingent convertible bonds or similar instruments is the responsibility of the BoD.
II. Share register
2.1 The BoD appoints one or several Share Registrars.
2.2 The BoD issues or amends regulations governing the shareholders’ register.
2.3 The BoD shall receive at least annually a report on the shareholder structure according to the share register.

Annex C – Corporate bodies

Shareholders
Board of Directors
Governance and Nominations Committee
Compensation Committee
Risk Committee
Conduct and Financial Crime Control Committee
Audit Committee
Executive Board
Executive Board RiskForum
Capital Allocation and Risk Management Committee CARMC
Position & Client Risk
Asset & Liability Management
Internal Control System
CS AG
Valuation Risk Management Committee VARMC
Group Conduct and Ethics Board CEB
Divisions
Swiss Universal Bank
Asia Pacific
International Wealth Management
Investment Banking
Corporate Functions
Chief Operating Officer
Chief Financial Officer
General Counsel
Chief Risk and Compliance Officer
Sustainability, Research and Investment Solutions
Human Resources
Innovation and Technology Committee 1)
Subsidiaries and Branches
Internal Audit
External Audit

1) Interdisciplinary advisory body formed by the Board of Directors, which consists of members of the Board of Directors and senior management, as well as external advisors.

CREDIT SUISSE GROUP AG
Paradeplatz 8
CH-8070 Zurich
Switzerland
www.credit-suisse.com